Exhibit 10.1
AMENDMENT NO. 2 TO
THE NORTH AMERICAN COAL CORPORATION
VALUE APPRECIATION PLAN FOR YEARS 2006 TO 2015
(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008)
     The Compensation Committee of the Board of Directors of The North American Coal Corporation (the “Company”), hereby adopts this Amendment No.2 to The North American Coal Corporation Value Appreciation Plan for Years 2006 to 2015 (Amended and Restated Effective January 1, 2008) (the “Plan”), effective as of January 1, 2009. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
Section 3(i) of the Plan is hereby amended by adding the following phrase to the end thereof, to read as follows: “and which the Committee agrees to take into account as a New Project under the Plan.”
Section 2
Section 3(n) of the Plan is hereby amended in its entirety to read as follows:
“(n) “Value Appreciation” shall mean an amount equal to EBIAT less a capital charge which shall be ten percent (10%) of the Book Value of the project, unless another percentage is approved by the Committee. For this purpose, “Book Value” shall mean the sum of total assets less total liabilities plus debt of the project as determined under U.S. generally accepted accounting principles.”
Section 3
Section 6.2(a)(v) of the Plan is hereby amended by deleting the phrase “at or after age 65” therefrom.

1